UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported):  May 30, 2003

HICKORY TECH CORPORATION

 (Exact name of registrant as specified in its charter)

Minnesota	0-13721	41-1524393
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

221 East Hickory Street, P.O. Box 3248, Mankato, MN		56002-3248
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number including area code		(800) 326-5789

ITEM 5.  Other Events

HickoryTech Corporation announced today an agreement to carry the TDMA roaming traffic for AT&T Wireless in south central Minnesota.  Starting in June, the roaming activity of AT&T Wireless customers in south central Minnesota will be served by HickoryTech’s wireless network. Previously, AT&T’s roaming traffic had been on HickoryTech’s network until mid-2001.

“AT&T’s Wireless roaming traffic on the HickoryTech network is a logical fit for us,” said John Duffy, President/CEO for HickoryTech. “We have a robust TDMA network which AT&T has relied on, and we are pleased to serve these new customers.”

HickoryTech has invested more than $20 million in wireless network improvements since it entered the business in 1998.  “The return of AT&T roaming traffic to our existing network is a great addition. The network currently serves HickoryTech customers, as well as the roaming traffic of many other nationwide wireless carriers,” Duffy said.   Specific terms of the agreement were not disclosed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

Date:                    May 30, 2003

HICKORY TECH CORPORATION

By	/s/ John E. Duffy
John E. Duffy
Chief Executive Officer

By	/s/ David A. Christensen
David A. Christensen
Chief Financial Officer